Exhibit 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, furnished herewith.

Armstrong Holdings, Inc.

(the “Company”)

Written Statement by Chief Executive Officer

Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I certify to the best of my knowledge and belief that the Company’s Form 10-Q periodic report containing its financial statements for the fiscal quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company as of that date.

/s/ Michael D. Lockhart
Michael D. Lockhart
Chairman of the Board and Chief Executive Officer
Armstrong Holdings, Inc.

Dated: October 22, 2007

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.